UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2010

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

2550 Huntington Avenue
Alexandria, VA	22303-1499
(Address of Principal Executive Offices)	(Zip Code)

(703) 960-4600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VSE CORPORATION

Item 1.01                      Entry into a Material Definitive Agreement

    On August 19, 2010 (the “Closing Date”), VSE Corporation (“VSE” or “the Company”) entered into a Membership Purchase Agreement (the “Agreement”) with Akimeka, LLC, a Hawaii limited liability company (“Akimeka”), Vaughn G. A. Vasconcellos (“Vasconcellos”), John T. Harris (“Harris”) and Frank C. Floro (“Floro”) (each of Vasconcellos, Harris and Floro a “Seller” and collectively, “Sellers”), and Vaughn G. A. Vasconcellos as the exclusive agent of Sellers (the “Sellers’ Representative”).  The Agreement provides that VSE will acquire all of the outstanding membership and distributional interests of Akimeka from Sellers for (a) an initial purchase price of $33 million in cash, subject to certain adjustments (“Initial Purchase Price”), and (b) up to $11 million in additional purchase price payable if earn out conditions regarding Akimeka’s financial performance are satisfied during the fiscal years ending December 31, 2011, 2012 and 2013. The Agreement contains customary representations and warranties and indemnification obligations.

    Pursuant to the Agreement, on the Closing Date, VSE acquired Akimeka and paid the Initial Purchase Price of $33 million, of which $5.5 million was placed into an escrow account to secure Sellers’ indemnification obligations contained in the Agreement and $725,000 was placed into a separate escrow account to secure the payment of certain retention bonuses to Akimeka employees.  Subject to earlier distributions occurring upon certain events, the escrow account with respect to indemnification obligations will terminate on or about the 18th month after the Closing Date with respect to most of Sellers’ representations and warranties in the Agreement and on  April 30, 2014 with respect to certain representations, warranties and obligations of Sellers.

    Concurrent with the execution of the Agreement, Akimeka entered into employment agreements with Vasconcellos, Harris and Matt Granger (“Granger”), each of whom served as an executive of Akimeka prior to the acquisition by VSE.  Commencing on the Closing Date, Vasconcellos, Harris and Granger began serving under their respective employment agreements as Akimeka’s Chief Executive Officer, President/Chief Operating Officer and Vice-President/Chief Technology Officer, respectively, with initial terms of two years, three years and two years, respectively.  Akimeka is a health services information technology consulting company serving the U.S. Government market and is recognized in the Department of Defense health services and logistics sector.  Akimeka’s technical team develops creative information technology (IT) health care solutions within government systems and protocols.  Akimeka’s core expertise lies in E-health; Enterprise Architecture; Information Assurance/Business Continuity; Public Safety; Web Based Technologies and Systems Design and Integration.

    A copy of the Agreement (without schedules) is filed as Exhibit 2.1 to this Current Report on Form 8-K. The foregoing descriptions of the Agreement are qualified in their entirety by reference to the terms of the Agreement, as filed.

    The information provided below in Item 2.03 of this Current Report is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

    Effective as of August 19, 2010, VSE and its wholly owned subsidiaries, Energetics Incorporated, VSE Services International, Inc., Integrated Concepts and Research Corporation, G&B Solutions, Inc. and Akimeka, (collectively, “Borrowers”) entered into an Amended and Restated Business Loan and Security Agreement (the “Amended Loan Agreement”) with Citizens Bank of Pennsylvania and SunTrust Bank (collectively “Lenders”).

    The Amended Loan Agreement (a) extends the maturity date of the existing revolving credit facility from August 26, 2011 to August 19, 2013, (b) makes available to Borrowers a senior secured term loan in the principal amount of $20 million (“Secured Term Loan”), which amount was utilized by Borrowers in connection with VSE’s acquisition of Akimeka on August 19, 2010, (c) adds Akimeka as a joint and several co-borrower and co-obligor under the Amended Loan Agreement, and (d) makes certain other changes all as set forth in the Amended Loan Agreement.  Interest on a revolving loan or the Secured Term Loan accrues at varying rates depending on the loan’s classification as a Revolving Loan LIBOR Rate Loan or Term Loan LIBOR Rate Loan, as the case may be, or a Prime Rate Loan, as such terms are defined in the Amended Loan Agreement.  The maturity date for the Secured Term Loan is August 19, 2013.

    The Amended Loan Agreement continues to provide a revolving credit facility with a committed amount of $50 million.  The credit facility also continues to provide, upon Lenders’ approval, an incremental revolving commitment of up to an additional $25 million for a potential maximum revolving credit facility of $75 million.  Borrowings under the Amended Loan Agreement continue to be secured by substantially all of the assets of VSE and its subsidiaries.  The Amended Loan Agreement continues to contain customary representations and warranties, affirmative and negative covenants, events of default and acceleration provisions. The Amended Loan Agreement continues to limit the ability of Borrowers in respect of, among other things, (a) capital structure, mergers, acquisitions or sale of assets, (b) subsidiaries, (c) issuance of stock, (d) purchase or redemption of securities and dividend, (e) indebtedness, (f) investments and loans, (g) stock of subsidiaries, (h) liens, and (i) transactions with affiliates.

    Upon the occurrence of any Event of Default, as defined in the Amended Loan Agreement and which include, among other things, the failure of Borrowers to pay their obligations when due, breach of representations and warranties and the failure of Borrowers to comply with any covenants contained in the Amended Loan Agreement, the Lenders may declare any or all of the Borrowers’ obligations to be immediately due and payable.

    The foregoing description of the Amended Loan Agreement does not constitute a complete summary of its terms and conditions, and reference is made to the complete text of the Amended Loan Agreement that is attached hereto as Exhibit 10.1.

Item 7.01    Regulation FD Disclosure

    On August 19, 2010, VSE issued a press release announcing the acquisition of Akimeka, LLC. The press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(a)         Financial Statements of Business Acquired

              Not Required

(b)         Pro Forma Financial Information

              Not Required

(d)          Exhibit
               Number

2.1            Membership Purchase Agreement, dated as of August 19, 2010, among VSE Corporation, Akimeka, LLC, Vaughn G.A. Vasconcellos, John T. Harris, Frank C. Floro and Vaughn G.A. Vasconcellos as  Seller’s Representative.

10.1          Amended and Restated Business Loan and Security Agreement, dated as of August 19, 2010, by and among VSE Corporation, Energetics Incorporated, VSE Services International, Inc., Integrated Concepts and Research Corporation, G&B Solutions, Inc., Akimeka, LLC, Citizens Bank of Pennsylvania and SunTrust Bank.

99.1          Press release dated August 19, 2010 announcing the acquisition ofAkimeka, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: August 23, 2010	/s/ T. R. Loftus
T. R. Loftus
Executive Vice President and Chief Financial Officer